As filed with the Securities and Exchange Commission on March 7, 2005
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             Fidelity Bancorp, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Pennsylvania                                25-1705405
-------------------------------                     ----------------
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                      Identification No.)

                               1009 Perry Highway
                         Pittsburgh, Pennsylvania 15237
            ---------------------------------------------------------
                    (Address of principal executive offices)

             Fidelity Bancorp, Inc. 2005 Stock-Based Incentive Plan
            ---------------------------------------------------------
                            (Full Title of the Plan)

                                Lisa L. Griffith
                Senior Vice President and Chief Financial Officer
                               1009 Perry Highway
                         Pittsburgh, Pennsylvania 15237
                                 (412) 367-3300
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Richard Fisch, Esq.
                              Evan M. Seigel, Esq.
                            Malizia Spidi & Fisch, PC
                   1100 New York Avenue, N.W., Suite 340 West
                             Washington, D.C. 20005
                                 (202) 434-4660
            ---------------------------------------------------------


                                      CALCULATION OF REGISTRATION FEE
====================  ==================== ======================= ========================= ===========================
       Title of                               Proposed Maximum         Proposed Maximum
     Securities to        Amount to be            Offering            Aggregate Offering       Amount of Registration
     be Registered       Registered (1)      Price Per Share(2)            Price (2)                   Fee (2)
     -------------       --------------      ------------------            ---------                   -------
Common Stock
$0.01 par value
per share               12,000 shares             $23.02                $  276,240                   $ 32.51

Common Stock
$0.01 par value
per share              138,000 shares             $23.50                $3,243,000                   $381.70
====================  ==================== ======================= ========================= ===========================

1) The maximum number of shares of Common Stock issuable upon awards to be granted under the Fidelity Bancorp, Inc. 2005 Stock-Based Incentive Plan (the "Plan") consists of 150,000 shares which are being registered under this Registration Statement and for which a registration fee is being paid. Additionally, an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, dividends or similar transactions.

(2) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. An aggregate of 150,000 shares are being registered hereby, of which 12,000 shares are under option at a weighted average exercise price of $23.02 per share ($276,240 in the aggregate). The remainder of such shares 138,000 shares are being registered based upon the average of the high and low selling prices of the Common Stock of the Registrant as reported on the Nasdaq National Market on March 4, 2005, of $23.50 per share ($3,243,000 in the aggregate), for a total offering of $3,519,240.

         This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 ("1933 Act") and Rule 462 of the 1933 Act.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
------

Item 2.  Registrant Information and Employee Plan Annual Information. *
------

         *This Registration Statement relates to the registration of 150,000 shares of Fidelity Bancorp, Inc. (the "Company" or "Registrant") common stock, $.01 par value per share (the "Common Stock") issuable to employees, officers and directors of the Registrant or its subsidiary as compensation for services in accordance with the Fidelity Bancorp, Inc. 2005 Stock-Based Incentive Plan under which 150,000 shares are issuable (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
------

         The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on April 9, 1997 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following documents filed by the Company are incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2004;

         (b) Form 8-K filed on January 21, 2005;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004; and

         (d) The description of the Company's securities as contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on April 9, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.
------

         Not Applicable

Item 6.  Indemnification of Directors and Officers.
------

         Section 1741 of the Pennsylvania Business Corporation Law provides that an officer, director, employee or agent may be indemnified by the Company from and against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or contemplated proceedings (other than an action by or in the right of the Company) if such person acted in good faith in a manner that such person reasonably believes to be in, or not opposed to, the best interests of the Company.

         Pursuant to the Company's Articles of Incorporation, a director of the Company shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law a director's liability for monetary damages may not be limited. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Company, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Pennsylvania law.

         Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. Additionally, the Company has in force a Directors and Officers Liability Policy underwritten by Fidelity and Deposit with a $5.0 million aggregate limit of liability and an aggregate deductible of $50,000 per loss both for claims directly against officers and directors and for claims where the Company is required to indemnify directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
------

         Not Applicable

Item 8.  Exhibits.
------

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings.
------

         (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh in the Commonwealth of Pennsylvania, as of February 15, 2005.

                                    FIDELITY BANCORP, INC.


                                    By:    /s/Richard G. Spencer
                                           -------------------------------------
                                           Richard G. Spencer
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Fidelity Bancorp, Inc. do hereby severally constitute and appoint Richard G. Spencer as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Richard G. Spencer may deem necessary or advisable to enable Fidelity Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Richard G. Spencer shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.


/s/William L. Windisch                     /s/Richard G. Spencer
------------------------------------       -------------------------------------------------
William L. Windisch                        Richard G. Spencer
Chairman of the Board                      President, Chief Executive Officer and Director
                                           (Principal Executive Officer)


February 15, 2005                          February 15, 2005
------------------------------------       -------------------------------------------------
(Date)                                     (Date)


/s/J. Robert Gales                         /s/Robert F. Kastelic
------------------------------------       -------------------------------------------------
J. Robert Gales                            Robert F.  Kastelic
Director                                   Director


February 15, 2005                          February 15, 2005
------------------------------------       -------------------------------------------------
(Date)                                     (Date)



/s/Oliver D. Keefer                        /s/Charles E. Nettrour
------------------------------------       -------------------------------------------------
Oliver D. Keefer                           Charles E. Nettrour
Director                                   Director


February 15, 2005                          February 15, 2005
------------------------------------       -------------------------------------------------
(Date)                                     (Date)


/s/Joanne Ross Wilder                      /s/Lisa L. Griffith
------------------------------------       -------------------------------------------------
Joanne Ross Wilder                         Lisa L. Griffith
Director                                   Senior Vice President and Chief Financial Officer
                                           (Principal Accounting Officer)


February 15, 2005                          February 15, 2005
------------------------------------       -------------------------------------------------
(Date)                                     (Date)


                                INDEX TO EXHIBITS




Exhibit                            Description
-------                            -----------

     4.1         Fidelity Bancorp, Inc. 2005 Stock-Based Incentive Plan

     4.2 Form of Stock Option Agreement to be entered into with respect to Incentive Stock Options under the Stock Option Plan

     4.3 Form of Stock Option Agreement to be entered into with respect to Non-Incentive Stock Options under the Stock Option Plan

     4.4         Form of Stock Award Agreement

     4.5         Form of Stock Award Tax Notice

     5.1 Opinion of Malizia Spidi & Fisch, PC as to the validity of the Common Stock being registered

    23.1 Consent of Malizia Spidi & Fisch, PC (appears in their opinion filed as Exhibit 5.1)

    23.2         Consent of Beard Miller Company LLP

    23.3         Consent of KPMG LLP

     24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein